                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.__)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-12

                        PRIORITY HEALTHCARE CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                        PRIORITY HEALTHCARE CORPORATION

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 21, 2001







     The annual meeting of shareholders of Priority Healthcare Corporation will be held at SunTrust Bank, Park Building Third Floor Sun Room, 200 South Orange Avenue, Orlando, Florida, on Monday, May 21, 2001, at 11:00 a.m., Orlando time, for the following purposes:

     (1) To elect two directors to serve until the 2004 annual meeting of shareholders and until their successors are elected and have qualified;

     (2) To approve the appointment of PricewaterhouseCoopers LLP as auditors for the Company for 2001;

     (3) To approve the proposed amendment to the Company's 1997 Stock Option and Incentive Plan which, among other changes, increases from 4,832,894 to 6,400,000 the total number of shares of the Company's Class B Common Stock subject to issuance under the plan; and

     (4) To transact such other business as may properly come before the meeting.

     All shareholders of record at the close of business on March 15, 2001 will be eligible to vote.

     It is important that your shares be represented at this meeting. Whether or not you expect to be present, please fill in, date, sign and return the enclosed proxy form in the accompanying addressed, postage-prepaid envelope. If you attend the meeting, you may revoke your proxy and vote in person.

                                                Barbara J. Luttrell, Secretary

                         PRIORITY HEALTHCARE CORPORATION

                               250 Technology Park
                                    Suite 124
                            Lake Mary, Florida 32746

                                 PROXY STATEMENT

                         Annual Meeting of Shareholders
                                  May 21, 2001

     This statement is being furnished to shareholders on or about April 6, 2001 in connection with a solicitation by the Board of Directors of Priority Healthcare Corporation (the "Company") of proxies to be voted at the annual meeting of shareholders to be held at 11:00 a.m., Orlando time, Monday, May 21, 2001, at the SunTrust Bank, Park Building Third Floor Sun Room, 200 South Orange Avenue, Orlando, Florida, for the purposes set forth in the accompanying Notice.

     The holders of record of shares of the Company's Class A Common Stock, $0.01 par value per share ("Class A Common Stock"), and Class B Common Stock, $0.01 par value per share ("Class B Common Stock," together with the Class A Common Stock, "Common Stock"), outstanding at the close of business on March 15, 2001, the record date for the meeting, are entitled to vote at the meeting. On that date, there were 7,878,273 shares of Class A Common Stock and 36,889,651 shares of Class B Common Stock outstanding and entitled to vote at the meeting. On all matters, including the election of directors, each shareholder will have three votes for each share of Class A Common Stock held and one vote for each share of Class B Common Stock held. Accordingly, the Common Stock outstanding on the record date represents an aggregate of 60,524,470 votes.

     If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. If a shareholder executes more than one proxy, the proxy having the latest date will revoke any earlier proxies. A shareholder attending the meeting will be given the opportunity to revoke his or her proxy and vote in person.

     Unless revoked, a proxy will be voted at the meeting in accordance with the instructions of the shareholder in the proxy, or, if no instructions are given, for the election as directors of all nominees listed under Proposal 1 and for Proposals 2 and 3. Election of directors will be determined by the vote of a plurality of the votes cast by holders of both classes of Common Stock on such election. Approval of Proposal 2 will be subject to the vote of a greater number of votes cast by holders of both classes of Common Stock favoring approval than the votes cast opposing it. Approval of Proposal 3 will be subject to the affirmative vote of a majority of the total votes cast on the proposal. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. As a result, with respect to Proposals 1 and 2, neither broker non-votes nor abstentions will affect the determination of whether such proposals will be approved. With respect to Proposal 3, broker non-votes will not affect the determination of whether such proposal will be approved, but abstentions will have the effect of voting against such proposal.

     The Board of Directors knows of no matters, other than those described in the attached Notice of Annual Meeting, which are to be brought before the meeting. If other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matters.

     The cost of the solicitation of proxies will be borne by the Company.

                              ELECTION OF DIRECTORS

Nominees

     The Board of Directors of the Company consists of eight directors divided into three classes. Two classes contain three directors each, and the third class contains two directors. The term of one class of directors expires each year. Generally, each director serves until the annual meeting of shareholders held in the year that is three years after such director's election and until such director's successor is elected and has qualified.

     Two directors are to be elected at the meeting, each to hold office for a term to expire at the 2004 annual meeting of shareholders and until his successor is elected and has qualified. It is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election to the Board of Directors of Messrs. Michael D. McCormick and Thomas J. Salentine. Each of the nominees for director is presently a director. If any such person is unable or unwilling to accept nomination or election, it is the intention of the persons named in the accompanying form of proxy to nominate such other person as director as they may in their discretion determine, in which event the shares will be voted for such other person.

     Unless otherwise indicated in a footnote to the following table, the principal occupation of each director or nominee has been the same for the last five years, and such person possesses sole voting and investment power with respect to the shares of Class B Common Stock and Class A Common Stock indicated as beneficially owned by such nominee. The number of shares of Class B Common Stock shown as beneficially owned by each director includes any shares of Class A Common Stock beneficially owned by such director, as indicated, because any holder of shares of Class A Common Stock may request to convert any or all of such shares into shares of Class B Common Stock at any time on a one-for-one basis. There is no family relationship between any of the directors or executive officers of the Company.

                                                                        Class B Common Stock       Class A Common Stock
                                                                        --------------------       --------------------
                                                                          Shares                     Shares
                                                                       Beneficially     Percent   Beneficially     Percent
                                     Present                             Owned on      of Class     Owned on      of Class
                                    Principal           Director        January 31,    (if more    January 31,    (if more
     Name              Age         Occupation            Since             2001         than 1%)       2001        than 1%)
--------------         ---      ----------------        -------        -------------   ---------  -------------   ---------
                                                       NOMINEES FOR DIRECTOR
                     (Nominees for a three-year term to expire at the annual meeting of shareholders in 2004)
Michael D. McCormick    53  Consultant (1)                 1994            255,197  (2)      ---     244,472 (3)        3.1%
Thomas J. Salentine     61  Consultant (4)                 1994            422,914  (5)      1.1%    289,982            3.7%

                                                  DIRECTORS CONTINUING IN OFFICE
                                   (Term expiring at the annual meeting of shareholders in 2002)

Robert L. Myers         55  President and Chief            1997            580,377  (6)      1.3%             0         ---
                            Executive Officer of the
                            Company (7)
Donald J. Perfetto      54  Executive Vice President,      1999            126,237  (8)      ---              0         ---
                            Chief Financial Officer and
                            Treasurer of the Company (9)

Richard W. Roberson     54  President of Sand Dollar       1997             32,050 (10)      ---              0         ---
                            Partners, Inc. (investment
                            and consulting firm) (11)

                                                                        Class B Common Stock       Class A Common Stock
                                                                        --------------------       --------------------
                                                                          Shares                     Shares
                                                                       Beneficially     Percent   Beneficially     Percent
                                     Present                             Owned on      of Class     Owned on      of Class
                                    Principal           Director        January 31,    (if more    January 31,    (if more
     Name              Age         Occupation            Since             2001         than 1%)       2001        than 1%)
--------------         ---      ----------------        -------        -------------   ---------  -------------   ---------
                                   (Term expiring at the annual meeting of shareholders in 2003)

William E. Bindley      60  Chairman of the Board of the   1994          5,699,397 (12)     13.2%   5,600,192 (13)     71.0%
                            Company; Consultant (14)

Steven D. Cosler        45  Executive Vice President and   2000            147,902 (15)      ---            0           ---
                            Chief Operating Officer (16)

Rebecca M. Shanahan     47  Vice President, Managed Care  1997              15,250 (10)      ---            0           ---
                            of the University of Chicago
                            Hospitals and Health Systems
                            (17)

---------------
(1) Mr. McCormick served as the Executive Vice President, General Counsel and Secretary of Bindley Western Industries, Inc. ("BWI"), a distributor of pharmaceuticals and related products, for more than the past five years until February 2001 when BWI was acquired by Cardinal Health, Inc. ("Cardinal"), a health care service company.

(2) Includes 244,472 shares of Class A Common Stock (see footnote 3 below for a description of the manner by which certain of such shares of Class A Common Stock are held). Also includes presently exercisable stock options to purchase 6,000 shares of Class B Common Stock granted under the Company's Outside Directors Stock Option Plan.

(3)    Includes 2,000 shares held in a family foundation.

(4) Mr. Salentine served as BWI's Executive Vice President and Chief Financial Officer for more than the past five years until February 2001 when BWI was acquired by Cardinal.

(5) Includes 289,982 shares of Class A Common Stock. Also includes presently exercisable stock options to purchase 6,000 shares of Class B Common Stock granted under the Company's Outside Directors Stock Option Plan.

(6) Does not include shares subject to stock options which are not exercisable within 60 days. Includes presently exercisable stock options to purchase 464,787 shares of Class B Common Stock granted under the Company's 1997 Stock Option and Incentive Plan.

(7) Mr. Myers has been the President of the Company since July 1996 and the Chief Executive Officer of the Company since May 1997. From July 1996 to May 1997, he was the Chief Operating Officer of the Company. From June 1995 through June 1996, Mr. Myers was a consultant to the health care industry. From 1971 to June 1995, he was employed by Eckerd Corporation, a retail drug store chain, where he served as a corporate officer from 1981 through 1995 and as senior vice president of pharmacy from 1990 to 1995. Mr. Myers is a registered pharmacist.

(8) Does not include shares subject to stock options which are not exercisable within 60 days. Includes presently exercisable stock options to purchase 97,521 shares of Class B Common Stock granted under the Company's 1997 Stock Option and Incentive Plan. Also includes 21,940 shares of Class B Common Stock jointly held with Mr. Perfetto's spouse.

(9) Prior to joining the Company in June 1997, and since 1986, Mr. Perfetto was employed by Bimeco, Inc., a distributor of medical products. During such time, Mr. Perfetto held the positions of vice president of finance and operations and secretary/treasurer of Bimeco, Inc.

(10) Includes presently exercisable stock options to purchase 9,000 shares of Class B Common Stock granted under the Company's Outside Directors Stock Option Plan.

(11) From March 1993 to September 1996, Mr. Roberson served as president and chief executive officer of Visionworks, Inc., a retail superstore optical chain. Mr. Roberson is also a director of Ablest, Inc., a provider of staffing services.

(12) Includes 5,600,192 shares of Class A Common Stock (see footnote 13 below for a description of the manner by which certain of such shares of Class A Common Stock are held). Excludes 10,508 shares of Class A Common stock and 6,000 shares of Class B Common Stock held by Mr. Bindley's spouse; Mr. Bindley disclaims beneficial ownership of such shares.

(13) Includes 84,774 shares of Class A Common Stock held by two family foundations and 72,702 shares of Class A Common Stock held by a charitable remainder trust of which Mr. Bindley is the trustee and has investment control. Excludes 10,508 shares of Class A Common Stock held by Mr. Bindley's spouse; Mr. Bindley disclaims beneficial ownership of such shares.

(14) Mr. Bindley also serves on the Board of Directors of Cardinal and of Shoe Carnival, Inc., a shoe retailer. Mr. Bindley was the Chairman of the Board, Chief Executive Officer and President of BWI from the time he founded BWI in 1968 until BWI was acquired by Cardinal in February 2001. Mr. Bindley was the Chief Executive Officer of the Company from July 1994 until May 1997 and the President of the Company from May 1996 until July 1996.

(15) Does not include shares subject to stock options which are not exercisable within 60 days. Includes presently exercisable stock options to purchase 108,067 shares of Class B Common Stock granted under the Company's 1997 Stock Option and Incentive Plan. Includes 35,437 shares of Class B Common Stock jointly held with Mr. Cosler's spouse.

(16) From April 1992 to October 1995, Mr. Cosler served as Senior Vice President of CoreSource, Inc. and served as President of CoreSource/First Benefit in which he dealt with third party administration and health care management. From November 1995 to June 1996, Mr. Cosler performed independent consulting services. From July 1996 to July 1997, Mr. Cosler was Senior Vice President and General Manager of Priority Healthcare Services Corporation, a subsidiary of BWI. Since August 1997, Mr. Cosler has served as Executive Vice President of Priority Pharmacy Services, and since January 2000, he has served as Chief Operating Officer of the Company.

(17) From December 1996 to September 1997, Ms. Shanahan performed legal and consulting services as an independent contractor for various entities in the health care industry. From 1991 until December 1996, she held executive officer positions with Methodist Medical Group and Beltway Services, a 600-member physician practice group affiliated with Methodist Hospital in Indianapolis, Indiana, with her latest position being senior vice president and chief operating officer.

     The Board of Directors recommends a vote FOR each of the nominees listed above.

Meetings and Committees

     During 2000, the Board of Directors of the Company held four meetings. During the period in 2000 for which he or she served as a director, no director attended fewer than 75% of the total meetings of the Board of Directors and each committee on which he or she served. The Board of Directors does not have a nominating committee. The Board of Directors has a Compensation Committee, which consists of Mr. Roberson and Ms. Shanahan. The primary functions of the Compensation Committee are to consider and recommend overall compensation programs, to review and approve compensation payable to management and to administer all executive compensation and stock option plans of the Company. The Compensation Committee met two times during 2000.

     The Board of Directors of the Company has an Audit, Ethics and Compliance Committee (the "Audit Committee"), the current members of which are Mr. Roberson and Ms. Shanahan. The functions of the Audit Committee are to meet with the independent accountants of the Company, to review the audit plan for the Company, to review the annual audit of the Company with the accountants together with any other reports or recommendations made by the accountants, to recommend whether the accountants should be continued as auditors for the Company and, if others are to be selected, to recommend those to be selected, to meet with the chief accounting officer for the Company and to review with him and the accountants for the Company the adequacy of the Company's internal controls, to review related party transactions, to monitor corporate policies and procedures with respect to the Company's ethics and compliance program and to perform such other duties as shall be delegated to the Audit Committee by the Board of Directors. See "Audit Committee Report" and "Certain Transactions." See also the Audit Committee Charter attached as Appendix A to this Proxy Statement. The Audit Committee met three times during 2000.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership with the Securities and Exchange Commission. Such persons also are required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during 2000, all filing requirements applicable to its executive officers, directors, and greater than 10% shareholders were complied with.

Executive Officers

     As used throughout this Proxy Statement, the term "executive officers" refers to William E. Bindley, Chairman of the Board, Robert L. Myers, President and Chief Executive Officer, Steven D. Cosler, Executive Vice President and Chief Operating Officer, Donald J. Perfetto, Executive Vice President, Chief Financial Officer and Treasurer, Guy F. Bryant, Executive Vice President and Chief Marketing Officer, William M. Woodard, Vice President - Strategic Alliances, Melissa E. McIntyre, Vice President - Strategic Program Development and Barbara J. Luttrell, Vice President - Administration and Secretary.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

     The following table sets forth certain information regarding compensation paid during each of the Company's last three years to the Company's Chief Executive Officer and to each of the Company's four other most highly compensated executive officers, based on salary and bonus earned during 2000 (the "Named Executive Officers").

                                                                              Long Term
                                                 Annual Compensation         Compensation
                                             ----------------------------   --------------
                                                                               Awards
                                                                               ------
                                                                             Securities
                                                                             Underlying          All Other
    Name and Principal Position       Year      Salary        Bonus (1)      Options (2)       Compensation
---------------------------------   ------   ------------    ------------   --------------   -----------------
Robert L. Myers                      2000     $  343,937      $ 260,000           200,000        $  21,413   (3)
President and                        1999        284,712        325,000           447,600           21,949
Chief Executive Officer              1998        262,620        275,000           300,000           21,592

Steven D. Cosler                     2000     $  213,773      $  85,200           180,000        $  21,192   (4)
Executive Vice President and         1999        177,692        106,615           147,400           86,714
Chief Operating Officer              1998        163,654         83,161           120,000           12,861

Donald J. Perfetto                   2000     $  184,254      $  76,800           140,000        $  21,481   (5)
Executive Vice President, Chief      1999        160,000         96,000           147,400           18,957
Financial Officer and Treasurer      1998        122,308         68,439           120,000           12,800

Guy F. Bryant                        2000     $  184,082      $  68,500           120,000        $  21,267   (6)
Executive Vice President and         1999        163,077         97,846           147,400           18,222
Chief Marketing Officer              1998        149,738         58,208           120,000           12,929

William M. Woodard                   2000     $  130,875      $  35,917            37,500        $  12,890   (7)
Vice President-Strategic Alliances   1999        121,922         50,720            80,100           12,649
                                     1998        117,256         34,756            45,000           12,905

---------------
(1) Reflects bonus earned during the specified year, which bonuses at times have been paid in the following year.

(2) Consists of options to acquire shares of Class B Common Stock of the Company. The Company has no SAR plan and did not grant restricted stock awards to the Named Executive Officers. The amounts shown for stock options represent the number of shares of Class B Common Stock resulting from the adjustments relating to the May 1999 three-for-two stock split and the November 2000 two-for-one stock split.

(3) Consists of $12,750 in Company contributions to the Company's profit sharing plan, $8,369 in Company contributions to the Company's profit sharing excess plan and $294 in group life insurance premiums.

(4) Consists of $12,750 in Company contributions to the Company's profit sharing plan, $8,369 in Company contributions to the Company's profit sharing excess plan and $73 in group life insurance premiums.

(5) Consists of $12,750 in Company contributions to the Company's profit sharing plan, $8,369 in Company contributions to the Company's profit sharing excess plan and $362 in group life insurance premiums.

(6) Consists of $12,750 in Company contributions to the Company's profit sharing plan, $8,369 in Company contributions to the Company's profit sharing excess plan and $148 in group life insurance premiums.

(7) Consists of $12,750 in Company contributions to the Company's profit sharing plan and $140 in group life insurance premiums.

Employment Agreements and Termination Benefits Agreements

     The Company has entered into a Termination Benefits Agreement with each of Messrs. Myers, Cosler, Perfetto and Bryant. The purpose of these agreements is to encourage each officer to remain with the Company by assuring each officer of certain benefits in the event of a "Change in Control" of the Company.

     Each Termination Benefits Agreement provides for payments to Messrs. Myers, Cosler, Perfetto and Bryant upon the occurrence of certain events. The Termination Benefits Agreement between the Company and Mr. Myers was entered into on July 1, 1996. It had an initial term through December 31, 1998 and is automatically extended annually for an additional one-year period unless notice is given by the Company or Mr. Myers. The Termination Benefits Agreements between the Company and Messrs. Cosler, Perfetto and Bryant were entered into on January 1, 2000. Each of these agreements had an initial term through December 31, 2000 and each is automatically extended annually for an additional one-year period unless notice is given by the Company or the officer. The Termination Benefits Agreements are designed to protect Messrs. Myers, Cosler, Perfetto and Bryant against termination of their employment following a "Change in Control" of the Company. For purposes of the Termination Benefits Agreements, "Change in Control" is broadly defined to include, among other things, the acquisition by a person or group of persons of 25% or more of the combined voting power of the stock of the Company, the replacement of a majority of the current Board of Directors, the approval by the shareholders of the Company of a reorganization, merger or consolidation, or the approval by shareholders of a liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company.

     Following a "Change in Control," Messrs. Myers, Cosler, Perfetto and Bryant are entitled to the benefits provided by the Termination Benefits Agreements in the event their employment is terminated within three years for any reason other than their death, disability, or normal retirement or is terminated by the Company for cause.

     In addition, Messrs. Myers, Cosler, Perfetto and Bryant are entitled to the benefits of the Termination Benefits Agreements if, after a "Change in Control," they terminate their employment with the Company within three years in response to certain actions by the Company which include, among other things, a substantial reduction in their duties or responsibilities, a reduction in the level of salary payable to them, the failure by the Company to continue to provide them with benefits substantially similar to those previously provided to them, their required relocation, or the breach by the Company of any of the provisions of the Termination Benefits Agreement.

     Upon termination of employment, if the officer is entitled to the benefits payable under the Termination Benefits Agreement, he shall receive within 30 days following the termination all earned but unpaid salary, bonus and incentive payments through the date of his termination. In addition, he shall be entitled to a lump-sum payment of an amount equal to 2.9 times his average annual compensation paid by the Company for the past five years. Any lump sum payment will be grossed up in an amount sufficient to cover any excise tax imposed upon such payment pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code").

     On January 1, 2000, the Company entered into a non-compete agreement with each of Messrs. Cosler, Perfetto and Bryant. These non-compete agreements contain confidentiality provisions and provide that, for a period of one year after termination of employment with the Company, the officer may not compete with the Company, solicit the Company's customers or induce the Company's employees to terminate their employment.

Compensation of Directors

     During 2000, the Company paid directors who are not employees of the Company an annual retainer of $15,000 and a fee of $1,000 for each Board meeting or committee meeting attended (or $500 for each committee meeting held in conjunction with a Board meeting). The annual retainer is paid 50% in cash and 50% in the form of shares of Class B Common Stock, valued at 100% of the fair market value of such shares on the date of grant. Such shares are not registered and are subject to the resale limitations of Rule 144 of the Securities Act of 1933, as amended. Directors who are full-time employees of the Company do not receive any additional compensation for serving as directors or for attending meetings, but all directors are reimbursed for all reasonable out-of-pocket expenses incurred in connection with attendance at meetings. In 2000, the Company paid $96,000 to Mr. Bindley for services that he provided in his capacity as Chairman of the Board. Mr. Bindley does not participate in any benefit plans of the Company, other than the Company's health insurance plan beginning March 1, 2001.

     On August 25, 1997, the Board of Directors and the then sole shareholder adopted an Outside Directors Stock Option Plan (the "Directors Plan"). Pursuant to the Directors Plan, each Eligible Director (as defined therein) is automatically granted an option to purchase 3,000 shares of Class B Common Stock (as adjusted for the May 1999 three-for-two stock split and the November 2000 two-for-one stock split ) on June 1 of each year beginning in 1998. The Directors Plan reserves for issuance 75,000 shares of the Company's Class B Common Stock (as adjusted for the May 1999 three-for-two stock split and the November 2000 two-for-one stock split), subject to adjustment in certain events. The option exercise price per share is equal to the fair market value of one share of Class B Common Stock on the date of grant. Each option becomes exercisable six months following the date of grant and expires ten years following the date of grant. Subject to certain exceptions, options may be exercised by the holder only if he or she has been in continuous service on the Board of Directors at all times since the grant of the option. There are currently four Eligible Directors - Messrs. McCormick, Roberson and Salentine, and Ms. Shanahan. The Eligible Directors are not currently eligible for grants or awards under any other stock, bonus or benefit plans of the Company.

Profit Sharing Plan

     The Company and its subsidiaries maintain a qualified profit sharing plan (the "Profit Sharing Plan") for eligible employees of the Company and its subsidiaries. All employees are generally eligible to participate in the Profit Sharing Plan as of the first January 1, April 1, July 1 or October 1 after having completed at least 90 days of service (as defined in the Profit Sharing
Plan) and having reached age 18.

     The annual contribution of the Company to the Profit Sharing Plan is at the discretion of the Board of Directors and is generally 8% of a participant's compensation for the year. The employer contribution for a year is allocated among participants employed on the last day of the year in proportion to their relative compensation for the year. In order to be eligible to receive a share of the employer contribution, an employee must have been eligible to have participated in the Profit Sharing Plan for a full calendar year. In addition, the Profit Sharing Plan includes a 401(k) feature pursuant to which a participant may, subject to the limitations imposed by the Code, elect to have a percentage of his or her pre-tax compensation withheld from pay and contributed to the Profit Sharing Plan. Subject to applicable Code requirements, employees may make "rollover" contributions to the Profit Sharing Plan of qualifying distributions from other employers' qualified plans.

Nonqualified Deferred Compensation Arrangement

     Effective January 1, 1999, the Company established the Priority Healthcare Corporation 401(k) Excess Plan (the "Excess Plan"), which is a non-qualified deferred compensation plan for a select group of executive employees. Messrs. Myers, Cosler, Perfetto and Bryant are currently eligible to participate in the Excess Plan. The Excess Plan is designed to permit the eligible executives voluntarily to defer portions of their pre-tax salary and bonus beyond what they can defer under the 401(k) feature of the Profit Sharing Plan. Under the Excess Plan, an eligible executive can elect to defer up to 100% of those portions of his salary and bonus that he is not able to defer under the Profit Sharing Plan.

     Before the beginning of each year, the executive must decide the total deferral he wants to make for the year and elect to have that deferral made under the Excess Plan. Once the plan administrator of the Profit Sharing Plan determines how much the executive can defer under the Profit Sharing Plan's 401(k) feature for a year without exceeding Internal Revenue Code limits, then that amount will be transferred from the Excess Plan to the executive's Company Profit Sharing Plan 401(k) account.

     Amounts credited to an executive's account under the Excess Plan are credited with investment earnings or losses based on the investment option or options that the executive elects (at the time he makes his deferral election for a year) to serve as the measure of the investment earnings and losses on the executive's deferrals for the year. The executive may select from among the options available under the Profit Sharing Plan (other than the Company's stock). Under the Excess Plan, a participating executive, at the time he makes his deferral election, may choose the form in which his benefits attributable to those deferrals will be paid to him or his beneficiary upon his retirement or death. The three options available are a single lump sum payment, quarterly installment payments for a specified period of up to 15 years and annual installment payments over a specified period of up to 15 years.

Stock Options

     On August 25, 1997, the Company's Board of Directors and the then sole shareholder adopted the 1997 Stock Option and Incentive Plan (the "1997 Stock Option Plan"). On May 21, 1998, the shareholders of the Company approved the adoption of the 1997 Stock Option Plan at the 1998 annual meeting of shareholders. On May 10, 1999, the shareholders approved an amendment to the Company's 1997 Stock Option Plan which increased to 4,832,894 (as adjusted for the May 1999 three-for-two stock split and the November 2000 two-for-one stock split), the total number of shares of the Company's Class B Common Stock reserved for issuance under the plan, subject to adjustment in certain events. The 1997 Stock Option Plan provides for the grant to officers, key employees and consultants of the Company of options to purchase shares of Class B Common Stock and restricted shares of Class B Common Stock. Stock options granted under the 1997 Stock Option Plan may be either options intended to qualify for federal income tax purposes as "incentive stock options" or options not qualifying for favorable tax treatment ("nonqualified stock options"). No individual participant may receive awards for more than 300,000 shares in any calendar year.

     The Company's Board of Directors has proposed to amend the 1997 Stock Option Plan. For a description of the proposed amendment, see "Approval of Amendment to the Company's 1997 Stock Option and Incentive Plan."

     On September 15, 1998, the Company's Board of Directors adopted the Broad Based Stock Option Plan (the "Broad Based Plan"). The Company's Board of Directors amended the Broad Based Plan on November 29, 2000. The Broad Based Plan reserves for issuance 1,837,323 shares of the Company's Class B Common Stock, subject to adjustment in certain events. The Broad Based Plan provides for the grant to employees, other than officers and directors of the Company, of options to purchase shares of Class B Common Stock. All options granted under the Broad Based Plan are nonqualified stock options. No individual participant may receive awards for more than 50,000 shares in any calendar year.

     The following table sets forth information with respect to options granted by the Company under the 1997 Stock Option Plan to the Named Executive Officers during 2000. The number of shares underlying options granted and the exercise prices were adjusted to reflect the November 2000 two-for-one stock split.

                       Option Grants in Last Fiscal Year

                                                Individual Grants                                Grant Date Value
                           ----------------------------------------------------------------    -------------------
                              Number of      % of Total
                             Securities      Options
                             Underlying     Granted to
                              Options       Employees in    Exercise                            Grant Date
         Name                 Granted       Fiscal Year      Price        Expiration Date     Present Value (1)
-------------------------- -------------  --------------- ----------- --------------------- --------------------
Robert L. Myers                 200,000(2)     9.8%         $21.8750        02/23/10           $2,588,000(3)

Steven D. Cosler                 40,000(4)     2.0%          13.6250        01/03/10              329,600(5)
                                  3,614(6)     0.2%          27.6563        10/23/10               45,898(7)
                                136,386(8)     6.7%          27.6563        10/23/10            2,231,275(9)

Donald J. Perfetto               20,000(4)     1.0%          13.6250        01/03/10              164,800(5)
                                  3,614(6)     0.2%          27.6563        10/23/10               45,898(7)
                                116,386(8)     5.7%          27.6563        10/23/10            1,904,075(9)

Guy F. Bryant                    20,000(4)     1.0%          13.6250        01/03/10              164,800(5)
                                  3,614(6)     0.2%          27.6563        10/23/10               45,898(7)
                                 96,386(8)     4.7%          27.6563        10/23/10            1,576,875(9)

William M. Woodard                3,614(6)     0.2%          27.6563        10/23/10               45,898(7)
                                 33,886(8)     1.7%          27.6563        10/23/10              554,375(9)

---------------

(1) The Company does not believe that the Black-Scholes model or any other valuation model is a reliable method of computing the present value of the Company's employee stock options. The value ultimately realized, if any, will depend on the amount by which the market price of the stock exceeds the exercise price on the date of exercise. The grant date present value calculation uses an expected option term based on past experience, rather than the contract term of the options. The use of an expected term produces a valuation adjustment for non-transferability of the options. There have been no adjustments made for risk of forfeiture of the options.

(2) Nonqualified stock options to purchase Class B Common Stock granted at 100% of the fair market value of the stock on the date of grant. The options are exercisable at the rate of 25% per year, beginning February 23, 2001.

(3) The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 6.73%, an expected term of five years, a dividend yield of 0.0% and a stock volatility of 61.87%.

(4) Nonqualified stock options to purchase Class B Common Stock granted at 100% of the fair market value of the stock on the date of grant. The options are exercisable at the rate of 25% per year, beginning January 3, 2001.

(5) The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 6.66%, an expected term of five years, a dividend yield of 0.0% and a stock volatility of 64.26%.

(6) Incentive stock options to purchase Class B Common Stock granted at 100% of the fair market value of the stock on the date of grant. The options are exercisable in full on or after January 1, 2002.

(7) The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 5.61%, an expected term of three years, a dividend yield of 0.0% and a stock volatility of 62.13%.

(8) Nonqualified stock options to purchase Class B Common Stock granted at 100% of the fair market value of the stock on the date of grant. The options are exercisable at the rate of 25% per year beginning January 1, 2002.

(9) The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 5.63%, an expected term of five years, a dividend yield of 0.0% and a stock volatility of 64.04%.

     The following table sets forth information with respect to the exercise of options to acquire Class B Common Stock by the Named Executive Officers during 2000. The information has been adjusted to reflect the November 2000 two-for-one stock split.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values



                                                    Number of Securities Underlying      Value of Unexercised
                                                    Unexercised Options at Fiscal       In-the-Money Options
                          Shares                              Year-End                  at Fiscal Year-End (1)
                        Acquired on     Value      ------------------------------- -------------------------------
         Name            Exercise     Realized (2)   Exercisable     Unexercisable   Exercisable    Unexercisable
--------------------- --------------- ------------ ----------------- -------------- -------------- ---------------
Robert L. Myers              400,000    $10,564,010        194,954        714,666     $5,805,692      $20,545,361

Steven D. Cosler             181,056      3,137,390         13,074        417,416        470,753       10,108,850

Donald J. Perfetto           148,550      2,388,560         15,028        367,720        516,899        8,947,159

Guy F. Bryant                123,156      2,590,022         71,232        357,416      2,158,768        9,038,852

William M. Woodard           112,692      1,787,380          9,038        109,666        325,429        2,592,328

--------------

(1) The closing price for the Company's Class B Common Stock as reported by the Nasdaq National Market System on December 29, 2000 was $40.8125. The value is calculated on the basis of the difference between the Class B Common Stock option exercise price and $40.8125, multiplied by the number of "In-the-Money" shares of Class B Common Stock underlying the option.

(2) The value is calculated based on the difference between the option exercise price and the closing market price of the Class B Common Stock on the date of exercise, or the selling price on the date of exercise, multiplied by the number of shares to which the exercise relates.

Compensation Committee Report On Executive Compensation

     The Compensation Committee's practice with respect to executive compensation has been to: (a) conduct annual merit reviews for individuals throughout the year; (b) grant stock options in the fall of each year or such other times as deemed advisable by the Compensation Committee; and (c) approve annual bonuses payable, in whole or in part, during the following March. The Compensation Committee applied the criteria discussed below to the 2000 annual merit reviews and the 2000 annual bonus amounts for the executive officers.

     Executive Compensation Policy

     The Company's compensation policy is designed to: (a) be competitive so that the Company can attract, reward, and retain the quality talent that is essential to its continued success; (b) motivate key employees through the use of incentive compensation programs, including annual bonuses and stock option grants; (c) treat employees fairly and, at the same time, be cost effective; (d) foster teamwork within the Company so that employees share in the rewards and risks of the Company; (e) offer executive officers the opportunity to achieve significant levels of ownership in the Company's stock so that their interests will be aligned with those of its shareholders; and (f) assure that executive officers' compensation will be tax deductible to the maximum extent permissible. Consistent with this policy, the compensation of executive officers has been and will be related in substantial part to Company performance. Compensation for executive officers consists of base salary, bonuses and stock option grants.

     Cash Based Compensation

     Base Compensation. In making compensation decisions, the Compensation
     -----------------
Committee's subjective review process primarily includes: (a) an analysis of executive compensation levels within the specialty distribution and health care services industry at other publicly-traded companies of comparable size and stature by reviewing proxy statements and national compensation surveys and reports; (b) individual efforts and accomplishments within the Company, the industry, and the community; (c) management experience and development; (d) team building skills consistent with the Company's best interests; (e) base compensation paid to other executive officers within the Company; and (f) observance of the Company's ethics and compliance program. Base compensation for 2000 was established for the executive officers after a merit review was conducted by the CEO.

     Annual Bonus. A portion of the cash compensation of the executive officers
     ------------
(and some other salaried employees) consists of annual bonus payments under the Company's bonus program. Allocation of the bonuses to the executive officers (other than the CEO) is based on recommendations made by the CEO to the Compensation Committee. Bonus amounts to non-executive officers are generally based on recommendations made by the Company's executive officers.

     The Compensation Committee gives consideration to the Company's overall performance, including earnings per share, and the executive officer's performance for the specific areas of the Company under his or her direct control. This balance supports accomplishment of overall objectives and rewards individual contributions by the executive officers. The 2000 annual bonuses were approved by the Compensation Committee after receiving input from the CEO based upon the subjective criteria used for establishing base compensation as set forth above.

     On March 26, 1998, the Compensation Committee adopted the following performance standards to be used for purposes of establishing annual bonuses:
(a) sales; (b) net earnings; and (c) individual performance criteria. The Compensation Committee deems such financial goals to be a valid measure of performance within the specialty distribution and health care services industry and consistent with the Company's best interests. Discretionary adjustments by the Compensation Committee are possible should unforeseen or uncontrollable events occur during the course of the year.

     The Compensation Committee's intent is to make the executive officers' total cash compensation package (base compensation plus annual bonus) competitive with other publicly-traded companies of comparable size and stature within the specialty distribution and health care services industry, based on its analysis of total cash compensation for similar executive officers within the industry.

     Equity Based Compensation

     The Compensation Committee believes that equity compensation, in the form of stock options, is an important element of performance based compensation of executive officers. By granting stock options, the Compensation Committee will continue the Company's practice of increasing key employees' equity ownership in order to ensure that their interests remain closely aligned with those of the Company's shareholders. Stock options and equity ownership in the Company provide a direct link between executive compensation and shareholder value. Stock options also create an incentive for key employees to remain with the Company for the long term because the options are not immediately exercisable and, if not exercised, are in most cases forfeited if the employee leaves the Company before retirement.

     Consistent with the above philosophy, the Compensation Committee, based on input from the CEO, approved the granting of stock options to three officers on January 3, 2000, to 287 officers and other employees on October 23, 2000, and to other employees as they joined the Company during the year. For the executive officers (other than the CEO) the Compensation Committee considered: (a) the CEO's input; (b) subjective criteria with respect to individual performance, including individual efforts and accomplishments, experience, and team building skills; and (c) the relative number of stock option grants to other executive officers within the Company.

     Compensation of Robert L. Myers, President and Chief Executive Officer

     Mr. Myers' cash compensation is based on the same factors as the other executive officers. The Compensation Committee's decision to increase Mr. Myers' cash compensation (base compensation plus annual bonus) was based on the subjective criteria previously set forth in this report in the discussion with respect to cash compensation.

     Since the approval of the 1997 Stock Option Plan, Mr. Myers has also participated in the Company's equity based compensation program. By employing the subjective criteria previously set forth in the discussion with respect to cash and equity based compensation, the Compensation Committee granted to Mr. Myers the stock options shown in the Option Grants In Last Fiscal Year table set forth under "Compensation of Executive Officers and Directors -- Stock Options."

     It is the Compensation Committee's view that Mr. Myers' total compensation package for 2000 was based on an appropriate balance of: (a) individual performance; (b) Company performance; and (c) other CEO compensation packages within the specialty distribution and health care services industry. The Compensation Committee points out that the companies used for evaluation of competitive compensation may not, in all cases, be the same as those companies comprising the industry peer group described under "Compensation of Executive Officers and Directors -- Performance Graph."

                                     Compensation Committee
                                     Richard W. Roberson
                                     Rebecca M. Shanahan

Performance Graph

     The performance graph set forth below compares the cumulative total shareholder return on the Company's Class B Common Stock with the Nasdaq Market Index and with peer industries within SIC Code 5122 (Drugs, Drug Proprietaries and Druggists' Sundries) for the period from October 24, 1997 through December 29, 2000. The Company's Class B Common Stock commenced trading on the Nasdaq National Market System on October 24, 1997.

           Comparison of Cumulative Total Return Among The Company,
            Nasdaq Market Index and Index of Companies in SIC 5122

                             [GRAPH APPEARS HERE]

----------------------------------------------------------------------------------------------------------------

                                  October 24,        December 31,    December 31,    December 31,   December 29,
                                      1997               1997            1998            1999           2000

----------------------------------------------------------------------------------------------------------------
Nasdaq Stock Market                  100.00              98.77          139.30         245.69          154.43
----------------------------------------------------------------------------------------------------------------
SIC 5122 Companies                   100.00             102.35          140.93          72.03          141.52
----------------------------------------------------------------------------------------------------------------
Priority Healthcare Corporation      100.00             104.37          357.75         299.38          844.47
----------------------------------------------------------------------------------------------------------------

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that may incorporate future filings (including this Proxy Statement, in whole or in part), the preceding Compensation Committee Report on Executive Compensation and the stock price Performance Graph shall not be incorporated by reference in any such filings.

Compensation Committee Interlocks and Insider Participation

     On October 29, 1997, the Board of Directors established the Compensation Committee to approve compensation and stock option grants for the Company's executive officers. The Compensation Committee members during 2000 were Mr. Roberson and Ms. Shanahan. None of the Compensation Committee members are involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K or as a former officer or employee of the Company.

                             CERTAIN TRANSACTIONS

     During 2000, three of the eight members of the Company's Board of Directors (Messrs. Bindley, McCormick and Salentine) were directors and executive officers of BWI. Mr. Bindley was also a significant shareholder of BWI. BWI was acquired by Cardinal on February 14, 2001. Set forth below are descriptions of certain services provided by BWI to the Company and certain agreements between the Company and BWI.

     Distribution Agreement. In connection with the spin-off of the Class A Common Stock by BWI on December 31, 1998 (the "Distribution"), the Company and BWI entered into a Distribution Agreement (the "Distribution Agreement"). The Distribution Agreement contains a number of provisions relating to arrangements between the Company and BWI subsequent to the Distribution. The Distribution Agreement provides that, except as otherwise provided in the Tax Sharing Agreement and the Indemnification and Hold Harmless Agreement between the Company and BWI (see descriptions of each below), the Company will pay, perform and discharge all obligations, liabilities and losses relating to, and will indemnify and hold harmless BWI from and against, all contracts, agreements, undertakings, liabilities, claims, suits and disputes arising out of or relating to the Company, its subsidiaries and the Company's business, assets, liabilities, operations, occupancies and employee benefit and other plans. In addition, BWI will indemnify and hold harmless the Company against all losses, liabilities, claims and damages in any way arising out of BWI, its subsidiaries (other than the Company and the Company's subsidiaries) and BWI's business, assets, liabilities, operations, occupancies and employee benefit and other plans. The Distribution Agreement also provides that each of BWI and the Company will waive, release, forever discharge and forever be barred from asserting against the other and the other's executives all claims, suits, disputes, violations, losses, liabilities and damages that each may have against the other for events, acts or omissions occurring or taken on or prior to the Distribution Date.

     Purchase of Inventory. During 2000, the Company purchased $19.3 million of inventory from BWI and BWI purchased $1.7 million of inventory from the Company. The Company believes that these transactions were on terms at least as favorable as it could obtain from an unrelated third party.

     Tax Sharing Agreement. Prior to the Distribution, the results of operations of the Company and its domestic subsidiaries that are at least 80% owned by the Company (the "Company Group") were included in BWI's consolidated federal income tax returns and in BWI's consolidated or combined state tax returns. In 1997, BWI and the Company entered into a Tax Sharing Agreement that provides, generally, that the Company will be responsible for the portion of any tax deficiencies of BWI assessed with respect to all periods up to and including the Distribution Date that give rise to a tax benefit to the Company in a post-Distribution period. The Company will also be entitled to tax refunds received by BWI that result in a tax detriment to the Company for those post-Distribution periods. The Company will also be responsible for all income taxes imposed on the Company Group during the taxable period beginning on January 1, 1998 and ending on or before the Distribution Date. Furthermore, the Tax Sharing Agreement provides that, if the Distribution fails to qualify as a tax-free distribution as a result of any event occurring prior to the second anniversary of the Distribution Date that results from the breach of certain covenants made by the Company in the Tax Sharing Agreement or involves either the stock or assets (or any combination thereof) of any member of the Company Group, then the Company must indemnify and hold BWI harmless, on an after-tax basis, from any tax liability imposed upon it in connection with the Distribution. The Tax Sharing Agreement also prohibits the Company from entering into certain transactions or disposing of substantially all of its assets prior to the second anniversary of the Distribution Date in the absence of a prior opinion of independent tax counsel or the receipt of a private letter ruling from the Internal Revenue Service that such transaction or disposition will not cause the Distribution to be a taxable transaction.

     Indemnification and Hold Harmless Agreement. The Company and BWI entered into an Indemnification and Hold Harmless Agreement dated as of September 30, 1997 (the "Indemnification Agreement"), in which each party agrees to indemnify and hold harmless the other from and against certain obligations and contingent liabilities. Specifically, the Indemnification Agreement provides that the Company will indemnify and hold harmless BWI from obligations related to a guarantee which BWI made in favor of the Company and from certain indemnity and other obligations which BWI assumed, or which could be charged against BWI, in connection with five acquisitions by or on behalf of the Company. The Indemnification Agreement also provides that BWI will indemnify and hold harmless the Company from and against contingent liabilities in connection with certain litigation, which was settled and dismissed in January 1999. In 2000, neither the Company nor BWI made any payments to the other under the Indemnification Agreement.

     The Company has adopted a policy that all agreements, including any amendments to those described above, between the Company and BWI and its affiliates will be subject to the review of the Company's Audit Committee and will be on terms that the Audit Committee believes are no less favorable to the Company than terms that would be available from unaffiliated parties.

                            APPOINTMENT OF AUDITORS

     The appointment of PricewaterhouseCoopers LLP as auditors for the Company during 2001 will be submitted to the meeting in order to permit the shareholders to express their approval or disapproval. In the event of a negative vote, a selection of other auditors will be made by the Board. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting, will be given an opportunity to make a statement if he or she desires and will respond to appropriate questions. Notwithstanding approval by the shareholders, the Board of Directors reserves the right to replace the auditors at any time upon the recommendation of the Audit Committee of the Board of Directors.

               The Board of Directors recommends a vote FOR the
                  appointment of PricewaterhouseCoopers LLP.

                            AUDIT COMMITTEE REPORT

     The Audit Committee of the Company's Board of Directors is composed of two "independent directors" as that term is defined by the listing standards of the National Association of Securities Dealers, Inc. The Company intends to appoint a third independent member to its Audit Committee before the June 14, 2001 deadline therefor imposed by such listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors which is attached hereto as Appendix A.

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. The Company's management is responsible for the Company's financial statements and reporting process, including the system of internal controls, and has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The independent auditors are responsible for performing an independent audit of the Company's financial statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

     In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements with the Company's management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures and letter which were received by the Audit Committee from the independent auditors as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 30, 2000 for filing with the Securities and Exchange Commission.

                                Audit Committee
                              Richard W. Roberson
                              Rebecca M. Shanahan

                                AUDITORS' FEES

Audit Fees

     The aggregate fees billed by the Company's independent accountants for professional services rendered in connection with the audit of the Company's financial statements included in the Company's Annual Report on Form 10-K for the year ended December 30, 2000, as well as for the review of the Company's financial statements included in the Company's Quarterly Reports on Form 10-Q during the year ended December 30, 2000, totaled $125,000.

Financial Information Systems Design and Implementation Fees

     The Company's independent accountants did not render any services related to financial information systems design and implementation for the year ended December 30, 2000.

All Other Fees

     The Company was billed a total of $71,987 for all other services, including $22,527 for tax return preparation and $49,460 for tax planning services, rendered by its independent accountants during the fiscal year ended December 30, 2000.

     The Audit Committee believes that PricewaterhouseCoopers LLP's provision of non-audit services is compatible with maintaining such firm's independence.

                    APPROVAL OF AMENDMENT TO THE COMPANY'S
                     1997 STOCK OPTION AND INCENTIVE PLAN

     On February 21, 2001, the Board of Directors of the Company adopted an amendment to the Company's 1997 Stock Option Plan and directed that the amendment to the 1997 Stock Option Plan be submitted to the shareholders of the Company for consideration and approval at the 2001 annual meeting. The amendment would, among other things, increase from 4,832,894 to 6,400,000 the total number of shares of Class B Common Stock available for issuance pursuant to all awards made under the 1997 Stock Option Plan.

     As of March 15, 2001, options to purchase 3,236,999 shares of Class B Common Stock were outstanding under the 1997 Stock Option Plan and options to purchase 1,110,141 shares of Class B Common Stock were outstanding under the Broad Based Plan.

     The following is a summary of the principal features of the 1997 Stock Option Plan. The summary is qualified in its entirety by reference to the complete text of the of the 1997 Stock Option Plan, as proposed to be amended, set forth as Appendix B to this Proxy Statement. Shareholders are urged to read the actual text of the 1997 Stock Option Plan, as proposed to be amended, as set forth in Appendix B.

Purpose

     The purpose of the 1997 Stock Option Plan is to promote the long-term interests of the Company and its shareholders by providing a means of attracting and retaining officers and key employees of the Company. The Company believes that employees who own shares of the Company's Class B Common Stock will have a closer identification with the Company and greater motivation to work for the Company's success by reason of their ability as shareholders to participate in the Company's growth and earnings.

Eligible Persons

     Recipients of incentive awards under the 1997 Stock Option Plan must be, or have been at the time of grant, officers, consultants or key employees (as determined by the Compensation Committee). The Company presently has approximately 44 officers and employees who fall within the category of key employees and may be considered for incentive awards under the 1997 Stock Option Plan. No awards may be granted to directors who are not also employees of the Company or one of its subsidiaries.

Shares Subject to the 1997 Stock Option Plan

     If the amendment to the 1997 Stock Option Plan is approved by the shareholders, the number of shares of the Company's Class B Common Stock subject to the 1997 Stock Option Plan would be increased from 4,832,894 to 6,400,000. The number of shares of Class B Common Stock subject to the 1997 Stock Option Plan is subject to adjustment in certain events. No individual participant may receive awards for more than 300,000 shares in any calendar year.

     The number of shares covered by an award under the 1997 Stock Option Plan reduces the number of shares available for future awards under the 1997 Stock Option Plan; however, any shares of restricted stock that ultimately are forfeited to the Company by the grantee will become available for further incentive awards under the 1997 Stock Option Plan. Similarly, if any stock option granted under the 1997 Stock Option Plan terminates or is surrendered or canceled without having been exercised in full, the number of shares then subject thereto is added back to the number of remaining available shares under the 1997 Stock Option Plan.

     The closing sale price of the Company's Class B Common Stock on March 15, 2001, as quoted on the Nasdaq Stock Market and reported in The Wall Street Journal, was $33.5625 per share.

Administration of the Plan

     The 1997 Stock Option Plan is administered by the Compensation Committee which is presently composed of two directors who are not eligible to participate in the 1997 Stock Option Plan. Subject to the terms of the 1997 Stock Option Plan, the Compensation Committee has sole authority to determine and designate those officers and key employees who are to be granted incentive awards under the 1997 Stock Option Plan and the nature and terms of the incentive awards to be granted, including the number of shares to be subject to such awards.

Grant of Stock Options

     With respect to the grant of stock options under the 1997 Stock Option Plan that are intended to qualify as "incentive stock options" under Section 422 of the Code, the option price must be at least 100% (or 110% in the case of any holder of 10% or more of the voting power of the Company) of the fair market value of the Company's Class B Common Stock on the date of the grant of the stock option. The aggregate fair market value (determined on the date of grant) of the shares of stock subject to "incentive stock options" that become exercisable for the first time by a grantee in any calendar year may not exceed $100,000. The Compensation Committee establishes the exercise price of nonqualified stock options at the time the options are granted.

     The number and class of shares subject to an option will be adjusted by the Compensation Committee in the event of stock splits, stock dividends, recapitalizations and certain other events involving a change in the Company's capital.

     During the time that the 1997 Stock Option Plan has been in effect, the Named Executive Officers have received options to purchase the indicated numbers of shares of Class B Common Stock (excluding any options which have been canceled or forfeited) under the 1997 Stock Option Plan as follows: Mr. Myers, President and Chief Executive Officer - 1,247,600; Mr. Cosler, Executive Vice President and Chief Operating Officer - 585,400; Mr. Perfetto, Executive Vice President, Chief Financial Officer and Treasurer - 515,400; Mr. Bryant, Executive Vice President and Chief Marketing Officer - 525,400; and Mr. Woodard, Vice President - Strategic Alliances - 207,600. All current executive officers as a group have been granted options under the 1997 Stock Option Plan to purchase 3,548,200 shares of Class B Common Stock. Additionally, options totaling 2,114,158 shares have been received by all employees of the Company as a group, other than executive officers, pursuant to the 1997 Stock Option Plan. The preceding numbers represent all option grants pursuant to the 1997 Stock Option Plan up to March 15, 2001 and do not include any options which have been canceled or forfeited. None of the current directors who are not executive officers have been granted any options to purchase shares of Class B Common Stock under the 1997 Stock Option Plan.

Exercise of Stock Options

     No incentive stock option granted under the 1997 Stock Option Plan may be exercised more than ten years, or five years in the case of any holder of 10% or more of the voting power of the Company, (or such shorter period as the Compensation Committee may determine) from the date it is granted. Nonqualified stock options may be exercised during such period as the Compensation Committee determines at the time of grant.

     Unless otherwise determined by the Compensation Committee, if a grantee's employment with the Company or a subsidiary is terminated for cause or voluntarily by the grantee for any reason other than death, disability or retirement, such grantee's options expire at the date of termination, and the grantee must (unless waived by the Compensation Committee) repay to the Company the amount of any gain realized by the grantee upon any exercise within the 90-day period prior to the date of termination of any options granted to the grantee on or after September 15, 1998.

     Stock options granted under the 1997 Stock Option Plan become exercisable in one or more installments in the manner and at the time or times specified by the Compensation Committee at the time of grant.

Restricted Stock

     Incentive awards may be made in the form of restricted stock, in which case the participant would be granted shares of the Company's Class B Common Stock, which shares would be subject to such forfeiture provisions and transfer restrictions as the Compensation Committee determined at the time of grant. Pending the lapse of such forfeiture provisions and transfer restrictions, certificates representing restricted stock would be held by the Company, but the grantee generally would have all of the rights of a shareholder, including the right to vote the shares and the right to receive all dividends thereon.

     While restricted stock would be subject to forfeiture provisions and transfer restrictions for a period or periods of time, the 1997 Stock Option Plan does not set forth any minimum or maximum duration for such provisions and restrictions. It is expected that the terms of restricted stock awards ordinarily will provide that the restricted stock will be forfeited to the Company if the grantee ceases to be employed by the Company prior to the lapse of the forfeiture provisions and transfer restrictions, subject to exceptions for death, disability or retirement while employed by the Company. It is also expected that a specified percentage of the restricted stock will become free of the forfeiture provisions and transfer restrictions on each anniversary of the date of grant of the restricted stock award.

     As of the date of this Proxy Statement, the Company has not made any awards of restricted stock.

Payment for Shares; Loans by the Company

     The Compensation Committee may permit payment of the exercise price of stock options to be made in cash, by the surrender of Class B Common Stock valued at its then fair market value, or by such other means (including a combination of stock so valued and cash) as it deems appropriate.

     The 1997 Stock Option Plan empowers the Company to make loans to grantees in connection with the exercise of stock options or the ownership of restricted stock, up to the following amounts:

     (1) With respect to the exercise of stock options, the sum of the exercise price and the amount of income taxes reasonably estimated to be payable by the grantee in connection with such exercise; or

     (2) With respect to restricted stock, the amount of income taxes reasonably estimated to be payable by the grantee in connection with the ownership of the restricted stock.

     Loans made under the terms of the 1997 Stock Option Plan bear interest at such rates as may be established by the Compensation Committee. No loan may have an initial term exceeding three years, but the loan may be renewed at the discretion of the Compensation Committee. With the consent of the Compensation Committee, loans may be repaid in shares of Class B Common Stock at their then fair market value. Loans may, but are not required to, be secured by shares of Class B Common Stock. To date, the Company has not made any loans under the 1997 Stock Option Plan.

Miscellaneous Provisions

     The Compensation Committee may accelerate the period of exercise or vesting of any incentive award, either absolutely or contingently, for such reasons as the Compensation Committee may deem appropriate.

     In general, if the employment of a recipient of restricted stock is involuntarily terminated within 12 months following a change in control of the Company, the forfeiture provisions and transfer restrictions applicable to such stock lapse. In addition, in the event of a tender offer or exchange offer for the Class B Common Stock or upon the occurrence of certain other events, all options granted under the 1997 Stock Option Plan shall become exercisable in full, unless otherwise provided by the Compensation Committee.

Amendment of the Plan

     The Board, or the Compensation Committee with the approval of the Board, may at any time terminate or amend the 1997 Stock Option Plan. No amendments to the 1997 Stock Option Plan will require shareholder approval unless such approval is required to comply with Rule 16b-3 under the Securities Exchange Act of 1934, Section 422 of the Code or the requirements of the Nasdaq National Market System.

Federal Income Tax Consequences

     The following is a brief summary of the principal federal income tax consequences of awards under the 1997 Stock Option Plan. The summary is based on current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive.

     Limitation on Amount of Deduction. The Company generally will be entitled to a tax deduction for awards under the 1997 Stock Option Plan only to the extent that the participants recognize ordinary income from the award. Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 or it qualifies as "performance-based compensation" under
Section 162(m). The 1997 Stock Option Plan has been designed to permit the Compensation Committee to grant awards which qualify for deductibility under
Section 162(m).

     Taxation of Ordinary Income and Capital Gains. Subject to certain exceptions, the maximum federal tax rate on "net capital gains" from the sale or exchange of capital assets is 20%. "Net capital gain" is the excess of net long-term capital gain over net short-term capital loss. Short-term capital gains are taxed at the same rates applicable to ordinary income. Gains or losses from the sale or exchange of capital assets will be "long-term" if the capital asset was held for more than one year and "short-term" if the capital asset was held for one year or less. For taxpayers with certain income levels, the marginal tax rate applicable to ordinary income can range up to 39.6%. The classification of income as ordinary compensation income or capital gain is also relevant for income tax purposes for taxpayers who have capital losses and investment interest.

     Nonqualified Stock Options. An employee who is granted a nonqualified option does not recognize taxable income upon the grant of the option, and the Company is not entitled to a tax deduction. The employee will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the option shares on the exercise date over the option price. Such income will be treated as compensation to the employee subject to applicable withholding requirements. The Company is generally entitled to a tax deduction in an amount equal to the amount taxable to the employee as ordinary income in the year the income is taxable to the employee. Any appreciation in value after the time of exercise will be taxable to the employee as capital gain and will not result in a deduction by the Company.

     The employee may also be required to recognize gain or loss upon the sale of the option shares. If the selling price of the option shares exceeds the employee's basis in the shares, the employee will recognize long-term capital gain if the option shares were held for more than one year, and short-term capital gain if the shares were held for one year or less. If the selling price of the option shares is less than the employee's basis in the shares, the employee will recognize long-term or short-term capital loss depending on how long the shares were held. The employee's basis in the option shares will equal the amount of ordinary income recognized by the employee upon exercise of the option, plus any cash paid to exercise the option.

     Incentive Stock Options. An employee who receives an incentive stock option does not recognize taxable income upon the grant or exercise of the option, and the Company is not entitled to a tax deduction. The difference between the option price and the fair market value of the option shares on the date of exercise, however, will be treated as a tax preference item for purposes of determining the alternative minimum tax liability, if any, of the employee in the year of exercise. The Company will not be entitled to a deduction with respect to any item of tax preference.

     An employee will recognize gain or loss upon the disposition of shares acquired from the exercise of incentive stock options. The nature of the gain or loss depends on how long the option shares were held. If the option shares are not disposed of pursuant to a "disqualifying disposition" (i.e., no disposition occurs within two years from the date the option was granted nor one year from the date of exercise), the employee will recognize long-term capital gain or capital loss depending on the selling price of the shares. If option shares are sold or disposed of as part of a disqualifying disposition, the employee must recognize ordinary income in an amount equal to the lesser of the amount of gain recognized on the sale, or the difference between the fair market value of the option shares on the date of exercise and the option price. Any additional gain will be taxable to the employee as a long-term or short term capital gain, depending on how long the option shares were held. The Company is generally entitled to a deduction in computing its federal income taxes for the year of disposition in an amount equal to any amount taxable to the employee as ordinary income.

     Restricted Stock. An employee who receives an award of restricted stock generally will not recognize taxable income at the time of the award, nor will the Company be entitled to a tax deduction at that time, unless the employee makes an election under Section 83(b) of the Code to recognize the income upon the receipt of the restricted stock. If the election is not made, the employee will recognize ordinary income at such time as the transfer and forfeiture restrictions applicable to such stock lapse, in an amount equal to the aggregate fair market value of the shares, as of the date such restrictions lapsed. If the Company complies with applicable withholding requirements, it is generally entitled to a deduction in computing its federal income taxes in an amount equal to the ordinary income taxable to the employee. Such deduction would be available in the year in which the income is taxable to the employee. Upon disposition of the shares, any amount received in excess of the fair market value of the shares on the date such restrictions lapsed would be treated as long-term or short-term capital gain, depending upon the employee's holding period following such lapse. Dividends or other distributions of property (other than a distribution of Common Stock of the Company) with respect to restricted stock prior to the lapse of the transfer and forfeiture restrictions related thereto would constitute ordinary income to the employee and the Company would be entitled to a deduction at the same time and in the same amount.

     Pursuant to the provisions of Section 83(b) of the Code, an employee who receives restricted stock may elect to be taxed at the time of the award. If the employee so elects, the full value of the shares (without regard to restrictions) at the time of the grant, less any amount paid by the employee, will be taxed to the participant as ordinary income and will be deductible by the Company. Dividends paid with respect to the shares during the period of restriction will be taxable as dividends to the participant and not deductible by the Company. If, after making an election pursuant to Section 83(b), any shares are subsequently forfeited, the employee will be entitled to a capital loss deduction.

     The Board of Directors recommends a vote FOR the proposed amendment.

                       PRINCIPAL OWNERS OF COMMON STOCK

     The following table sets forth as of January 31, 2001, the number of shares of each class of Common Stock of the Company owned by any person (including any group) known by management to beneficially own more than 5% of each class of Common Stock of the Company, by each of the Named Executive Officers, and by all directors and executive officers of the Company as a group. Unless otherwise indicated in a footnote, each individual or group possesses sole voting and investment power with respect to the shares indicated as beneficially owned. The number of shares of Class B Common Stock shown in the table below as beneficially owned by each individual or entity includes any shares of Class A Common Stock beneficially owned by such person or entity, as indicated, because any holder of shares of Class A Common Stock may request to convert any or all of such shares into shares of Class B Common Stock at any time on a one-for-one basis.

                                                     Class B Common Stock                Class A Common Stock
                                                     --------------------                --------------------
                                                                     Percent of        Number of       Percent of
           Name and Address of                Number of Shares         Class            Shares         Class (if
              Individual or                     Beneficially          (if more       Beneficially         more
            Identity of Group                    Owned (1)            than 1%)         Owned (1)        than 1%)
            -----------------                    ---------            --------         ---------        --------
Robert L. Myers                                  580,377  (2)(3)        1.3 %                  0          ---

Steven D. Cosler                                 147,902  (2)(4)        ---                    0          ---

Donald J. Perfetto                               126,237  (2)(5)        ---                    0          ---

Guy F. Bryant                                    202,827  (2)(6)        ---               20,726          ---

William M. Woodard                                66,262  (2)(7)        ---                    0          ---

William E. Bindley                             5,699,397  (8)          13.2 %          5,600,192 (9)     71.0 %
8909 Purdue Road
Indianapolis, IN  46268

American Express Financial Corporation         5,823,132               15.5 %                  0          ---
IDS Tower 10
Minneapolis, MN  55440 (10)*

Bank of America Corporation                    5,120,494               13.7 %                  0          ---
100 North Tryon Street
Charlotte, NC  28255 (11)*

Marisco Capital Management, LLC                3,733,054  (12)         10.0 %                  0          ---
1200 17/th/ Street, Suite 1300
Denver, CO  80202 (13)*

Janus Capital Corporation                      2,877,340                7.7 %                  0          ---
and Thomas H. Bailey
100 Fillmore Street
Denver, CO  80206 (14)*

All current directors and executive            7,677,161  (2)(15)      17.2 %          6,155,372         78.1 %
officers as a group (12 persons)

---------------
*Information is based solely on reports filed by such shareholder under Section 13(d) of the Securities Exchange Act of 1934.

(1) For information regarding the beneficial ownership of shares of Class B Common Stock and shares of Class A Common Stock held by non-employee directors, see "Election of Directors -- Nominees."

(2) Does not include shares subject to stock options which are not exercisable within 60 days.

(3) Includes presently exercisable stock options to purchase 464,787 shares of Class B Common Stock granted under the 1997 Stock Option Plan.

(4) Includes presently exercisable stock options to purchase 108,067 shares of Class B Common Stock granted under the 1997 Stock Option Plan. Also includes 35,437 shares of Class B Common Stock held jointly with Mr. Cosler's spouse.

(5) Includes presently exercisable stock options to purchase 97,521 shares of Class B Common Stock granted under the 1997 Stock Option Plan. Also includes 21,940 shares of Class B Common Stock jointly held with Mr. Perfetto's spouse.

(6) Includes 20,726 shares of Class A Common Stock. Also includes presently exercisable stock options to purchase 161,225 shares of Class B Common Stock granted under the 1997 Stock Option Plan.

(7) Includes presently exercisable stock options to purchase 36,406 shares of Class B Common Stock granted under the 1997 Stock Option Plan. Also includes 500 shares of Class B Common Stock held jointly with Mr. Woodard's spouse and 25,670 shares held by a trust of which Mr. Woodard is the trustee.

(8) Includes 5,600,192 shares of Class A Common Stock (see footnote 9 below for a description of the manner by which certain of such shares of Class A Common Stock are held). Excludes 10,508 shares of Class A Common Stock and 6,000 shares of Class B Common Stock held by Mr. Bindley's spouse; Mr. Bindley disclaims beneficial ownership of such shares.

(9) Includes 84,774 shares of Class A Common Stock held by two family foundations and 72,702 shares of Class A Common Stock held by a charitable remainder trust of which Mr. Bindley is the trustee and has investment control. Excludes 10,508 shares of Class A Common Stock held by Mr. Bindley's spouse; Mr. Bindley disclaims beneficial ownership of such shares.

(10) The shareholder is an investment adviser and a subsidiary of American Express Company, a parent holding company which owns the shares jointly with the shareholder. American Express Company has disclaimed beneficial ownership of the shares listed.

(11) The shareholder is a parent holding company and shares voting and/or dispositive power in varying amounts over the shares reported as beneficially owned with its following subsidiaries: NB Holdings Corporation (holding company), Bank of America N.A. (bank), Banc of America Capital Management, Inc. (investment adviser), Marisco Management Holdings, L.L.C. (holding company), Marisco Capital Management, LLC (investment adviser), Nationsbank Montgomery Holdings Corporation (holding company) and Banc of America Securities LLC (broker dealer).

(12) Includes 296,974 shares over which the shareholder reports having shared power to vote or to direct the vote.

(13)  The shareholder is an investment adviser.

(14) Janus Capital Corporation is an investment adviser and Mr. Bailey is a 12.2% shareholder of Janus Capital Corporation. Mr. Bailey disclaims beneficial ownership of the Company's shares reported.

(15) Includes 6,155,372 shares of Class A Common Stock. Also includes presently exercisable stock options to purchase 971,492 shares of Class B Common Stock granted by the Company.

                  SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     The date by which shareholder proposals must be received by the Company for inclusion in proxy materials relating to the 2002 Annual Meeting of Common Shareholders is December 7, 2001.

     In order to be considered at the 2002 Annual Meeting, shareholder proposals must comply with the advance notice and eligibility requirements contained in the Company's By-Laws. The Company's By-Laws provide that shareholders are required to give advance notice to the Company of any nomination by a shareholder of candidates for election as directors and of any business to be brought by a shareholder before an annual shareholders' meeting. Specifically, the By-Laws provide that for a shareholder to nominate a person for election to the Company's Board of Directors, the shareholder must be entitled to vote for the election of directors at the meeting and must give timely written notice of the nomination to the Secretary of the Company. The By-Laws also provide that for business to be properly brought before an annual meeting by a shareholder, the shareholder must have the legal right and authority to make the proposal for consideration at the meeting and the shareholder must give timely written notice thereof to the Secretary of the Company. In order to be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days prior to the meeting. In the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal.

     The specific requirements of these advance notice and eligibility provisions are set forth in Section 1.4 and Section 1.5 of the Company's By-Laws, a copy of which is available upon request. Such requests and any shareholder proposals should be sent to the Secretary of the Company at the principal executive offices of the Company.

                                                                      APPENDIX A

                        Priority Healthcare Corporation
                            Audit Committee Charter

     The charter and powers of the Audit Committee of the Board of Directors (the "Audit Committee") shall be:

     Overseeing that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

     Overseeing that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Company; and

     Overseeing that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and Company policy.

     The Audit Committee shall have the following specific powers and duties:

          1. Holding such regular meetings as may be necessary and such special meetings as may be called by the Chairman of the Audit Committee or at the request of the independent accountants;

          2.   Creating an agenda for the ensuing year;

          3. Reviewing the performance of the independent accountants and making recommendations to the Board of Directors regarding the appointment or termination of the independent accountants;

          4. Conferring with the independent accountants concerning the scope of their examinations of the books and records of the Company and its subsidiaries; reviewing and approving the independent accountants' annual engagement letter; reviewing and approving the Company's annual audit plans and budgets; directing the special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be of special significance; and authorizing the auditors to perform such supplemental reviews or audits as the Committee may deem desirable;

          5. Reviewing with management and the independent accountants significant risks and exposures, audit activities and significant audit findings;

          6. Reviewing the range and cost of audit and non-audit services performed by the independent accountants, and evaluating and seeking confirmation of the independence of the independent accountants;

          7. Reviewing the Company's audited annual financial statements and the independent accountants' opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application thereof;

          8. Obtaining from the independent accountants their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and reviewing the correction of controls deemed to be deficient;

          9. Providing an independent, direct communication between the Board of Directors and independent accountants;

          10. Reviewing with appropriate Company personnel the actions taken to ensure compliance with the Company's Ethics and Compliance Code and the results of confirmations and violations of such Code;

          11. Reviewing the programs and policies of the Company designed to ensure compliance with applicable laws and regulations and monitoring the results of these compliance efforts;

          12. Reviewing the procedures established by the Company that monitor the compliance by the Company with its loan and indenture covenants and restrictions;

          13. Reporting through its Chairman to the Board of Directors following the meetings of the Audit Committee;

          14. Maintaining minutes or other records of meetings and activities of the Audit Committee;

          15. Reviewing the powers of the Committee annually and reporting and making recommendations to the Board of Directors on these responsibilities;

          16. Conducting or authorizing investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigations; and

          17. Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable.

                                                                      APPENDIX B

                        PRIORITY HEALTHCARE CORPORATION
                     1997 STOCK OPTION AND INCENTIVE PLAN
                                 (As Amended)

     1.   Plan Purpose. The purpose of the Plan is to promote the long-term
          ------------
interests of the Company and its shareholders by providing a means for attracting and retaining officers and key employees of the Company and its Affiliates.

     2.   Definitions.  The following definitions are applicable to the Plan:
          -----------

     "Affiliate" -- means any "parent corporation" or "subsidiary corporation" of the Company as such terms are defined in Section 424(e) and (f), respectively, of the Code.

     "Award"-- means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, or Restricted Stock, or any combination thereof, as provided in the Plan.

     "Board" -- means the Board of Directors of the Company.

     "Change in Control" -- means each of the events specified in the following clauses (i) through (iii): (i) any third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act shall, after the date of the adoption of the Plan by the Board, first become the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Company may be cast, (ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board of Directors of the Company or (iii) the stockholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Company; provided, however, that the occurrence of any of such events shall not be deemed a Change in Control if, prior to such occurrence, a resolution specifically providing that such occurrence shall not constitute a Change in Control under the Plan shall have been adopted by at least a majority of the Board of Directors of the Company.

     "Code" --- means the Internal Revenue Code of 1986, as amended.

     "Committee" -- means the Committee referred to in Section 3 hereof.

     "Company"-- means Priority Healthcare Corporation, an Indiana corporation.

     "Continuous Service" -- means the absence of any interruption or termination of service as an employee of the Company or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of any transfer between the Company and an Affiliate or any successor to the Company.

     "Employee" -- means any person, including an officer or director, who is employed by the Company or any Affiliate.

     "Exchange Act" -- means the Securities Exchange Act of 1934, as amended.

     "Exercise Price" -- means the price per Share at which the Shares subject to an Option may be purchased upon exercise of such Option.

     "Incentive Stock Option" -- means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan which is intended to qualify under Section 422 of the Code.

     "Market Value" -- means the last reported sale price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of one Share on the principal exchange on which the Shares are listed for trading, or if the Shares are not listed for trading on any exchange, on the NASDAQ National Market System or any similar system then in use, or, if the Shares are not listed on the NASDAQ National Market System, the mean between the closing high bid and low asked quotations of one Share on the date in question as reported by NASDAQ or any similar system then in use, or, if no such quotations are available, the fair market value on such date of one Share as the Committee shall determine.

     "Non-Qualified Stock Option" -- means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan, which option is not intended to qualify under Section 422 of the Code.

     "Option"-- means an Incentive Stock Option or a Non-Qualified Stock Option.

     "Participant" -- means any officer, key employee or consultant of the Company or any Affiliate who is selected by the Committee to receive an Award.

     "Plan" -- means this 1997 Stock Option and Incentive Plan of the Company.

     "Reorganization" -- means the liquidation or dissolution of the Company or any merger, consolidation or combination of the Company (other than a merger, consolidation or combination in which the Company is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property or any combination thereof).

     "Restricted Period" -- means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 10 hereof with respect to Restricted Stock awarded under the Plan.

     "Restricted Stock" -- means Shares which have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in
Section 10 hereof, so long as such restrictions are in effect.

     "Securities Act" -- means the Securities Act of 1933, as amended.

     "Shares" -- means the Class B Common Stock, $.01 par value, of the Company.

     3.   Administration. The Plan shall be administered by the Committee, which
          --------------
shall consist of two or more members of the Board, each of whom shall be a "non-employee director" as provided under Rule 16b-3 of the Exchange Act, and an "outside director" as provided under Code Section 162(m). The members of the Committee shall be appointed by the Board. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (a) select Participants and grant Awards; (b) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (c) determine the terms and conditions upon which Awards shall be granted under the Plan; (d) prescribe the form and terms of instruments evidencing such grants; (e) establish procedures and regulations for the administration of the Plan; (f) interpret the Plan; and (g) make all determinations deemed necessary or advisable for the administration of the Plan.

     A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be acts of the Committee. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

     4.   Participants. The Committee may select from time to time Participants
          ------------
in the Plan from those officers, key employees and consultants of the Company or its Affiliates who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates.

     5.   Shares Subject to Plan. Subject to adjustment by the operation of
          ----------------------
Section 11 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is 6,400,000 Shares. The number of Shares which may be granted under the Plan to any Participant during any calendar year of the Plan under all forms of Awards shall not exceed 300,000 Shares. The Shares with respect to which Awards may be made under the Plan may either be authorized and unissued shares or unissued shares heretofore or hereafter reacquired and held as treasury shares. With respect to any Option which terminates or is surrendered for cancellation or with respect to Restricted Stock which is forfeited, new Awards may be granted under the Plan with respect to the number of Shares as to which such termination or forfeiture has occurred.

     6.   General Terms and Conditions of Options. The Committee shall have full
          ---------------------------------------
and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions: (i) the Exercise Price, (ii) the number of Shares subject to, and the expiration date of, any Option, (iii) the manner, time and rate (cumulative or otherwise) of exercise of such Option, and
(iv) the restrictions, if any, to be placed upon such Option or upon Shares which may be issued upon exercise of such Option. The Committee may, as a condition of granting any Option, require that a Participant agree to surrender for cancellation one or more Options previously granted to such Participant.

     7.   Exercise of Options.
          -------------------

          (a) Except as provided in Section 14, an Option granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option was granted only by such Participant, and except as provided in Section 8, no Option may be exercised unless at the time the Participant exercises the Option, the Participant has maintained Continuous Service since the date of the grant of the Option.

          (b) To exercise an Option under the Plan, the Participant must give written notice to the Company specifying the number of Shares with respect to which the Participant elects to exercise the Option together with full payment of the Exercise Price. The date of exercise shall be the date on which the notice is received by the Company. Payment may be made either (i) in cash (including check, bank draft or money order), (ii) by tendering Shares already owned by the Participant and having a Market Value on the date of exercise equal to the Exercise Price, or (iii) by any other means determined by the Committee in its sole discretion.

          8.   Termination of Options. Unless otherwise specifically provided by
               ----------------------
the Committee, Options shall terminate as provided in this Section.

          (a) Unless sooner terminated under the provisions of this Section, Options shall expire on the earlier of the date specified by the Committee or the expiration of ten (10) years from the date of grant.

          (b) If the Continuous Service of a Participant is terminated for cause, or voluntarily by the Participant for any reason other than death, disability or retirement, all rights under any Options granted to the Participant shall terminate immediately upon the Participant's cessation of Continuous Service, and the Participant shall (unless the Committee in its sole discretion waives this requirement) repay to the Company within 10 days the amount of any gain realized by the Participant upon any exercise within the 90-day period prior to the cessation of Continuous Service of any Options granted to such Participant on or after September 15, 1998.

          (c) If the Continuous Service of a Participant is terminated by reason of retirement or terminated by the Company without cause, the Participant may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of cessation of Continuous Service, but only within the period of three (3) months immediately succeeding the Participant's cessation of Continuous Service, and in no event after the applicable expiration dates of the Options.

          (d) In the event of the Participant's death or disability, the Participant or the Participant's beneficiary, as the case may be, may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of cessation of Continuous Service, but only within the one-year period immediately succeeding the Participant's cessation of Continuous Service by reason of death or disability, and in no event after the applicable expiration date of the Options.

          (e) Notwithstanding the provisions of the foregoing paragraphs of this Section 8, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of the cessation of Continuous Service, to the extent permitted by applicable federal and state law.

          9.   Incentive Stock Options. Incentive Stock Options may be granted
               -----------------------
only to Participants who are Employees. Any provisions of the Plan to the contrary notwithstanding, (i) no Incentive Stock Option shall be granted more than ten years from the date the Plan is adopted by the Board of Directors of the Company and no Incentive Stock Option shall be exercisable more than ten years from the date such Incentive Stock Option is granted, (ii) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (iii) any Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and shall be exercisable during such Participant's lifetime only by such Participant, and (iv) no Incentive Stock Option shall be granted which would permit a Participant to acquire, through the exercise of Incentive Stock Options in any calendar year, Shares or shares of any capital stock of the Company or any Affiliate thereof having an aggregate Market Value (determined as of the time any Incentive Stock Option is granted) in excess of $100,000. The foregoing limitation shall be determined by assuming that the Participant will exercise each Incentive Stock Option on the date that such Option first becomes exercisable. Notwithstanding the foregoing, in the case of any Participant who, at the date of grant, owns stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Affiliate, the Exercise Price of any Incentive Stock Option shall not be less than 110% of the Market Value per Share on the date such Incentive Stock Option is granted and such Incentive Stock Option shall not be exercisable more than five years from the date such Incentive Stock Option is granted. Notwithstanding any other provisions of the Plan, if for any reason any Option granted under the Plan that is intended to be an Incentive Stock Option shall fail to qualify as an Incentive Stock Option, such Option shall be deemed to be a Non-Qualified Stock Option, and such Option shall be deemed to be fully authorized and validly issued under the Plan.

          10.  Terms and Conditions of Restricted Stock. The Committee shall
               ----------------------------------------
have full and complete authority, subject to the limitations of the Plan, to grant awards of Restricted Stock and, in addition to the terms and conditions contained in paragraphs (a) through (f) of this Section 10, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards, and the vesting thereof, as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this
Section 10.

          (a) At the time of an award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period during which or at the expiration of which, the Shares of Restricted Stock shall vest. The Committee may also restrict or prohibit the sale, assignment, transfer, pledge or other encumbrance of the Shares of Restricted Stock by the Participant during the Restricted Period. Except for such restrictions, and subject to paragraphs (c),
(d) and (e) of this Section 10 and Section 11 hereof, the Participant as owner of such Shares shall have all the rights of a stockholder, including but not limited to, the right to receive all dividends paid on such Shares and the right to vote such Shares. The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares of Restricted Stock prior to the expiration of the Restricted Period with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

          (b) Except as provided in Section 13 hereof, if a Participant ceases to maintain Continuous Service for any reason (other than death, total or partial disability or normal or early retirement) unless the Committee shall otherwise determine, all Shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 10 shall upon such termination of Continuous Service be forfeited and returned to the Company. If a Participant ceases to maintain Continuous Service by reason of death or total or partial disability, then the restrictions with respect to the Ratable Portion of the Shares of Restricted Stock shall lapse and such Shares shall be free of restrictions and shall not be forfeited. The Ratable Portion shall be determined with respect to each separate Award of Restricted Stock issued and shall be equal to (i) the number of Shares of Restricted Stock awarded to the Participant multiplied by the portion of the Restricted Period that expired at the date of the Participant's death or total or partial disability reduced by (ii) the number of Shares of Restricted Stock awarded with respect to which the restrictions had lapsed as of the date of the death or total or partial disability of the Participant.

          (c) Each certificate issued in respect of Shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company and shall bear the following (or a similar) legend:

                  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the 1997 Stock Option and Incentive Plan of Priority Healthcare Corporation, and an Agreement entered into between the registered owner and Priority Healthcare Corporation. Copies of such Plan and Agreement are on file in the office of the Secretary of Priority Healthcare Corporation."

          (d) At the time of an award of Shares of Restricted Stock, the Participant shall enter into an Agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the award, and to such other matters as the Committee shall in its sole discretion determine.

          (e) At the time of an award of Shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Participant of dividends declared or paid on such Shares by the Company or a specified portion thereof, shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed under paragraph (a) of this Section 10 or (ii) the forfeiture of such Shares under paragraph (b) of this Section 10, and shall be held by the Company for the account of the Participant until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in
(i) and (ii) of the immediately preceding sentence.

          (f) At the expiration of the restrictions imposed by paragraph (a) of this Section 10, the Company shall redeliver to the Participant (or where the relevant provision of paragraph (b) of this Section 10 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to paragraph (c) of this Section 10 and the Shares represented by such certificate(s) shall be free of the restrictions referred to in paragraph (a) of this Section 10.

          11.  Adjustments Upon Changes in Capitalization. In the event of any
               ------------------------------------------
change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares, and the exercise price of Options, with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 10 hereof.

     12.  Effect of Reorganization. Awards will be affected by a Reorganization
          ------------------------
as follows:

          (a) If the Reorganization is a dissolution or liquidation of the Company then (i) the restrictions of Section 10(a) on Shares of Restricted Stock shall lapse and (ii) each outstanding Option shall terminate, but each Participant to whom the Option was granted shall have the right, immediately prior to such dissolution or liquidation to exercise his Option in full, notwithstanding the provisions of Section 9, and the Company shall notify each Participant of such right within a reasonable period of time prior to any such dissolution or liquidation.

          (b) If the Reorganization is a merger or consolidation, upon the effective date of such Reorganization (i) each Optionee shall be entitled, upon exercise of his Option in accordance with all of the terms and conditions of the Plan, to receive in lieu of Shares, shares of such stock or other securities or consideration as the holders of Shares shall be entitled to receive pursuant to the terms of the Reorganization; and (ii) each holder of Restricted Stock shall receive shares of such stock or other securities as the holders of Shares received which shall be subject to the restrictions set forth in Section 10(a) unless the Committee accelerates the lapse of such restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 10 hereof.

          The adjustments contained in this Section and the manner of application of such provisions shall be determined solely by the Committee.

     13.  Effect of Change in Control. If the Continuous Service of any
          ---------------------------
Participant of the Company or any Affiliate is involuntarily terminated, for whatever reason, at any time within twelve months after a Change in Control, unless the Committee shall have otherwise provided in the agreement referred to in paragraph (d) of Section 10 hereof, any Restricted Period with respect to Restricted Stock theretofore awarded to such Participant shall lapse upon such termination and all Shares awarded as Restricted Stock shall become fully vested in the Participant to whom such Shares were awarded. If a tender offer or exchange offer for Shares (other than such an offer by the Company) is commenced, or if an event specified in clause (ii) or clause (iii) of the definition of a Change in Control contained in Section 2 shall occur, unless the Committee shall have otherwise provided in the instrument evidencing the grant of an Option, all Options theretofore granted and not fully exercisable shall become exercisable in full upon the happening of such event and shall remain so exercisable in accordance with their terms; provided, however, that no Option which has previously been exercised or otherwise terminated shall become exercisable.

     14.  Assignments and Transfers. Except as otherwise determined by the
          -------------------------
Committee, no Award nor any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

     15.  Employee Rights Under the Plan. No officer, employee or other person
          ------------------------------
shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Affiliate.

     16.  Delivery and Registration of Stock. The Company's obligation to
          ----------------------------------
deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Company shall determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under the Securities Act or other securities legislation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such shares to listing on any stock exchange or system on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Company shall determine to be necessary or advisable.

     17.  Withholding Tax. Upon the termination of the Restricted Period with
          ---------------
respect to any Shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such Shares in taxable income), the Company shall, in lieu of requiring the Participant or other person receiving such Shares to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, retain a sufficient number of Shares held by it to cover the amount required to be withheld. The Company shall have the right to deduct from all dividends paid with respect to Shares of Restricted Stock the amount of any taxes which the Company is required to withhold with respect to such dividend payments.

     Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option pursuant to the Plan, the Company shall, in lieu of requiring the Participant or such other person to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, retain a number of such Shares sufficient to cover the amount required to be withheld.

     18.  Loans.
          -----

          (a) The Company may make loans to a Participant in connection with Restricted Stock or the exercise of Options subject to the following terms and conditions and such other terms and conditions not inconsistent with the Plan, including the rate of interest, if any, as the Company shall impose from time to time.

          (b) No loan made under the Plan shall exceed (i) with respect to Options, the sum of (A) the aggregate option price payable upon exercise of the Option in relation to which the loan is made, plus (B) the amount of the reasonably estimated income taxes payable by the grantee and (ii) with respect to Restricted Stock, the amount of reasonably estimated income taxes payable by the grantee. In no event may any such loan exceed the Market Value of the related Shares at the time of the loan.

          (c) No loan shall have an initial term exceeding three years; provided, that loans under the Plan shall be renewable at the discretion of the Committee; and provided, further, that the indebtedness under each loan shall become due and payable on a date no later than (i) one year after termination of the Participant's employment due to death, retirement or disability, or (ii) the day of termination of the Participant's employment for any reason other than death, retirement or disability.

          (d) Loans under the Plan may be satisfied by the Participant, as determined by the Committee, in cash or, with the consent of the Committee, in whole or in part in Shares at Market Value on the date of such payment.

          (e) When a loan shall have been made, Shares having an aggregate Market Value equal to the amount of the loan may, in the discretion of the Committee, be required to be pledged by the Participant to the Company as security for payment of the unpaid balance of the loan. Portions of such Shares may, in the discretion of the Committee, be released from time to time as it deems not to be needed as security.

          (f) Every loan shall meet all applicable laws, regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

     19.  Termination, Amendment and Modification of Plan. The Board may at any
          -----------------------------------------------
time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Section 422 of the Code (or any other applicable law or regulation, including requirements of any stock exchange or NASDAQ system on which the Shares are listed or quoted) shareholder approval of any Plan amendment shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation; and provided further, that no termination, amendment or modification of the Plan shall in any manner affect any Award theretofore granted pursuant to the Plan without the consent of the Participant to whom the Award was granted or transferee of the Award.

     20.  Effective Date and Term of Plan. The Plan shall become effective upon
          -------------------------------
its adoption by the Board of Directors and shareholders of the Company and shall continue in effect for a term of ten years from the date of adoption unless sooner terminated under Section 19 hereof.

                                   Adopted by the Board of Directors of Priority Healthcare Corporation as of August 25, 1997

                                   Adopted by the Shareholders of Priority
                                   Healthcare Corporation as of August 25, 1997
                                   and May 21, 1998

                                   Amended by the Board of Directors of Priority Healthcare Corporation as of September 15, 1998

                                   Amended by the Board of Directors of Priority Healthcare Corporation as of February 25, 1999 and by the Shareholders of Priority Healthcare Corporation as of May 10, 1999

                                   Amended by the Board of Directors of Priority Healthcare Corporation as of February 21, 2001 and by the Shareholders of Priority Healthcare Corporation as of ________________ 2001

PROXY                     Priority Healthcare Corporation               PROXY

          This Proxy is Solicited on Behalf of the Board of Directors

I hereby appoint Robert L. Myers and Barbara J. Luttrell, or either of them, my proxies, with power of substitution, to vote all shares of Class A Common Stock of the Company which I am entitled to vote at the annual meeting of common shareholders of said company, to be held at SunTrust Bank, Park Building Third Floor Sun Room, 200 South Orange Avenue, Orlando, Florida, on May 21, 2001 at 11:00 a.m., Orlando time, and at any adjournment, as follows:

Election of Directors, Nominees:                  (change of address)

Michael D. McCormick, Thomas J. Salentine      _________________________________
                                               _________________________________
                                               _________________________________
                                               (If you have written in the above
                                               space please mark the
                                               corresponding box on the reverse
                                               side of this card.)



                                                            ---------------
This proxy when properly executed will be voted in the        SEE REVERSE
manner directed herein by the signed shareholder. If no          SIDE
direction is made, this proxy will be voted FOR the         ---------------
election as directors of all nominees listed under proposal 1, FOR proposal 2, and FOR proposal 3.

--------------------------------------------------------------------------------
                                  DETACH CARD

                        PRIORITY HEALTHCARE CORPORATION
            PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING
                                DARK INK ONLY.

[                                                                            ]


 1. Election of Directors --      For  Withhold  For All
    Nominees:                     All    All     Except*
    01-Michael D. McCormick,
    02-Thomas J. Salentine        ____  ____      ____

   ----------------------------
        *Nominee Exception

                                  For  Against Abstain

 2. To approve the appointment    ____  ____    ____
    of PricewaterhouseCoopers
    LLP as auditors for the
    Company for 2001;



 3. To approve the proposed       For  Against Abstain
    amendment to the Company's    ____  ____    ____
    1997 Stock Option and
    Incentive Plan; and

 4. In their discretion, to
    transact such other
    business as may properly
    come before the meeting.
                                  [_]
Address Change Requested

                        Dated: ________________, 2001

                  Signature(s) ____________________________


                  _________________________________________

                  Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please, mark, sign, date and return the proxy promptly in the enclosed postage paid envelope.

-------------------------------------------------------------------------------
                    .        FOLD AND DETACH HERE        .

                            YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

PROXY                     Priority Healthcare Corporation                  PROXY

          This Proxy is Solicited on Behalf of the Board of Directors

I hereby appoint Robert L. Myers and Barbara J. Luttrell, or either of them, my proxies, with power of substitution, to vote all shares of Class B Common Stock of the Company which I am entitled to vote at the annual meeting of common shareholders of said company, to be held at SunTrust Bank, Park Building Third Floor Sun Room, 200 South Orange Avenue, Orlando, Florida, on May 21, 2001 at 11:00 a.m., Orlando time, and at any adjournment, as follows:

Election of Directors, Nominees:                     (change of address)

Michael D. McCormick, Thomas J. Salentine
                                            -----------------------------------
                                            -----------------------------------
                                            -----------------------------------
                                            (If you have written in the above
                                            space please mark the corresponding
                                            box on the reverse side of this
                                            card.)



This proxy when properly executed will be voted in the manner      SEE REVERSE
directed herein by the signed shareholder. If no direction is         SIDE
made, this proxy will be voted FOR the election as directors of all nominees listed under proposal 1, FOR proposal 2, and FOR proposal 3.

--------------------------------------------------------------------------------
                                 DETACH CARD

                        PRIORITY HEALTHCARE CORPORATION
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

 [                                                                            ]

1.    Election of Directors --                       For     Withhold     For All
      Nominees:                                      All        All       Except*
      01-Michael D. McCormick,
      02-Thomas J. Salentine                        ____       ____        ____

------------------------------------
        *Nominee Exception

                                                     For      Against     Abstain
2.    To approve the appointment of                 ____       ____        ____
      PricewaterhouseCoopers LLP as auditors
      for the Company for 2001;

3.    To approve the proposed amendment to           For      Against     Abstain
      the Company's 1997 Stock Option and           ____       ____        ____
      Incentive Plan; and

4.    In their discretion, to transact such
      other business as may properly come
      before the meeting.


Address Change Requested [_]

        Dated:________________, 2001



Signature(s)
            -----------------------------

-----------------------------------------
Please sign exactly as name appears hereon.
Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
If a corporation, please sign in full corporate name by President or other authorized officer.
If a partnership, please sign in partnership name by authorized person. Please, mark, sign, date and return the proxy promptly in the enclosed postage paid envelope.

--------------------------------------------------------------------------------
                    .        FOLD AND DETACH HERE        .

                            YOUR VOTE IS IMPORTANT!

                 PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY
                  FORM PROMPTLY USING THE ENCLOSED ENVELOPE.